                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                    -----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of event reported) May 14, 2002

                           Commission File No. 0-25766

                     Community Bank Shares of Indiana, Inc.

             (Exact name of registrant as specified in its charter)

             Indiana                                    35-1938254
            (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)  Identification Number)

      101 West Spring St., PO Box 939, New Albany, Indiana        47150
     (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code 1-812-944-2224

Item 5. Other Events

     As detailed in the attached  press release,  the Company  announces that C.
Thomas Young,  Chairman of the Board of Directors,  died Friday, May 3, 2002. On
Friday,  May 10,  2002,  the Board of  Directors  elected  former  Vice-Chairman
Timothy T. Shea as Mr. Young's replacement as Chairman.  At the same time, James
W. Robinson was elected Vice Chairman of the Company.

                     COMMUNITY BANK SHARES OF INDIANA, INC.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized

                                                     COMMUNITY BANK SHARES
                                                     OF INDIANA, INC.
                                                     (Registrant)

     Dated    May 14, 2002              BY:     /S/ James D. Rickard
     -------------------------------            ---------------------
                                                     James D. Rickard
                                                     President and CEO

     Dated    May 14, 2002              BY:     /S/ Paul A. Chrisco
     -------------------------------            ---------------------
                                                    Paul A. Chrisco
                                                    Chief Financial Officer

________________________________________________________________________________

News Release

CONTACT:
Jim Rickard
(812) 981-7378

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. announces loss of Chairman

     NEW  ALBANY,  IN (May 14,  2002) - Community  Bank Shares of Indiana,  Inc.
announced  today the passing of C. Thomas  Young,  who served as Chairman of the
Company's  Board of  Directors.  Mr.  Young died Friday,  May 3, 2002,  at Floyd
Memorial Hospital in New Albany, IN. He was 58.

     "Our Company is saddened by the loss of C. Thomas Young,  a trusted  leader and  friend  who guided  the  company  to an  unprecedented  level of growth and prosperity," said James D. Rickard,  President and CEO. On Friday, May 10, 2002,
the Board of Directors elected former Vice-Chairman  Timothy T. Shea as Chairman to  succeed  Mr.  Young  and  James  W.  Robinson  as  Vice-Chairman,  effective immediately.

     Mr.  Shea has served as a Director of the Company  since its  formation  in
1994.  He  previously  served  as  a  director  of  the  Company's   predecessor
organization,  Community Bank Shares, MHC (Mutual Holding Company), from 1991 to
1995 and has served as a director of the  Company's  affiliate  bank,  Community
Bank,  since  1986.  He is a former  President  and Chief  Operating  Officer of
Vermont American Corp. in Louisville, KY. and is currently a partner in Shea and
Young, a real estate investment company located in New Albany, IN.

     Mr.  Robinson has served as a Director of Community Bank Shares of Indiana,
Inc.  since its  formation in 1994,  having  previously  served as a director of
Community  Bank  Shares,  MHC from  1991 to 1995.  He  currently  serves  as the
Chairman of the Board of Caldwell Tanks, Inc. in Louisville, KY.

     "Mr. Shea is an excellent  choice to lead our  organization  into continued
success and  prosperity"  noted Kerry M. Stemler.,  a Director of Community Bank
Shares of Indiana,  Inc. "Mr. Shea is a skilled  business leader who understands what it takes to  succeed  in the  financial  services  industry  today.  We are confident  that his  guidance  will  generate  continued  value  for  employees, customers and shareholders."

     Added  James D.  Rickard:  "I look  forward to working  with Mr. Shea as he assumes his new role with our organization.  In my capacity as President and CEO of Community Bank Shares of Indiana, Inc., I can appreciate the professional and leadership  qualities he brings to his new position.  Mr.  Shea's  contributions will continue to make our organization strong and viable in the years to come."

     In addition,  the Board of Directors for Community Bank of Southern Indiana
during a meeting  elected  Gary L. Libs as  Chairman  of the  Board,  a position previously  held by the late C. Thomas Young,  and Dale L. Orem will to continue to serve as Vice-Chairman.

     Mr. Libs,  the  President and CEO of Libs Paving Co., Inc. of Floyds Knobs,
IN, has been a Director of  Community  Bank Shares of  Indiana,  Inc.  since its formation  in 1994 and served as a director of Community  Bank Shares,  MHC from
1991 to 1995. He has also served as Director of Community Bank since 1989.

     C. Thomas Young was Chairman of the Community Bank Shares of Indiana,  Inc.
Board of Directors since its formation in 1994,  having  previously  served as a
Director and the Chairman of Community  Bank Shares,  MHC from 1991 to 1995.  He also was a Director  (since  1985) and  Chairman  of the Board  (since  1991) of
Community  Bank. He was a Director of Heritage Bank of Southern  Indiana,  since its formation in 1996.  Heritage Bank recently was merged into Community Bank of
Southern Indiana. He also served as Director of Community Bank of Kentucky,  the
Company's subsidiary bank in Nelson County, KY, since 1998.

     Mr. Young was a partner in the law firm of Young,  Lind, Endres & Kraft in New  Albany,  IN since 1968,  as well as a partner in Shea and Young,  a real estate investment company located in New Albany.

     Community  Bank Shares of Indiana,  Inc., is the largest  independent  bank holding  company  operating  in Clark and Floyd  counties in  Southern  Indiana.
Headquartered  in New Albany,  IN, the  company has current  assets of more than
$430 million and  operates  full  service  banks in addition to a brokerage  and investment planning company in its Southern Indiana market and in Nelson County,
KY. The company is traded on the Nasdaq Small Cap Growth Market under the symbol
CBIN.

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